                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        WEATHERFORD INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        N/A
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   (2)  Aggregate number of securities to which transaction applies:

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   (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4)  Proposed maximum aggregate value of transaction:

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   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

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

[WEATHERFORD LOGO]

                                 April 28, 2000

Dear Weatherford Stockholder:

     You are cordially invited to join us at the 2000 Annual Meeting of Stockholders of Weatherford International, Inc. to be held at 9:00 a.m. on June 9th in Houston, Texas. The Annual Meeting will be held at The St. Regis Hotel located at 1919 Briar Oaks.

     This year you will be asked to vote in favor of one proposal for the election of eight directors.

     Whether or not you plan to attend the Annual Meeting, we strongly encourage you to vote your shares on the enclosed proxy card and return your signed proxy card at your earliest convenience.

     Thank you for your cooperation.

                                           Sincerely,

                                           [DUROC-DANNER SIGNATURE]

                                           Bernard J. Duroc-Danner
                                           Chairman of the Board, President and

                                           Chief Executive Officer

--------------------------------------------------------------------------------

Weatherford International,
Inc.            www.weatherford.com
515 Post Oak Blvd., Suite 600
Houston, Texas 77027

[WEATHERFORD LOGO]

                        WEATHERFORD INTERNATIONAL, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE:           Friday, June 9, 2000
TIME:           9:00 a.m. (Houston time)
PLACE:          The St. Regis Hotel
                1919 Briar Oaks
                Houston, Texas 77027

MATTERS TO BE VOTED ON:

     1. Election of eight directors to hold office for a one-year term; and

     2. Any other matters that may properly come before the meeting.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE ELECTION OF THE EIGHT NOMINEES FOR DIRECTOR.

     Your Board of Directors has set April 18, 2000, as the record date for the Annual Meeting. Only those stockholders who are holders of record of our common stock at the close of business on April 18, 2000, will be entitled to vote at the Annual Meeting. A complete list of these stockholders will be available for examination at the Annual Meeting and at our offices at 515 Post Oak Blvd., Suite 600, Houston, Texas for a period of ten days prior to the Annual Meeting.

     You are cordially invited to join us at the Annual Meeting. However, to ensure your representation at the Annual Meeting, we request that you return your signed proxy card at your earliest convenience, whether or not you plan to attend the Annual Meeting. Your proxy will be returned to you if you are present at the Annual Meeting and request us to return your proxy card.

                                           By Order of the Board of Directors

                                           /s/ CURTIS W. HUFF

                                           Curtis W. Huff
                                           Corporate Secretary

Houston, Texas
April 28, 2000

                        WEATHERFORD INTERNATIONAL, INC.

                                PROXY STATEMENT

ANNUAL MEETING:     Date:  Friday, June 9, 2000
                    Time:  9:00 a.m. (Houston time)
                    Place:  The St. Regis Hotel
                            1919 Briar Oaks
                            Houston, Texas 77027

AGENDA: One proposal, numbered as Item 1 on the proxy card, for the election of eight nominees as directors of the Company.

WHO CAN VOTE:       All holders of record of our common stock at the close of
                    business on April 18, 2000, are entitled to vote. Holders of the common stock are entitled to one vote per share at the Annual Meeting. The common stock is the only class of our securities that is entitled to vote at the Annual Meeting.

PROXIES SOLICITED BY:
                    Your vote and proxy is being solicited by our Board of Directors for use at the Annual Meeting. This Proxy Statement and enclosed proxy card is being sent on behalf of our Board of Directors to all stockholders beginning on May 1, 2000. By completing, signing and returning your proxy card, you will authorize the persons named on the proxy card to vote your shares according to your instructions.

PROXIES: If you do not indicate how you wish to vote for one or more of the nominees for director, the persons named on the proxy card will vote FOR election of all the nominees for director (Proposal 1). If you "withhold" your vote for any of the nominees, this will be counted as a vote AGAINST that nominee.

REVOKING YOUR PROXY:You can revoke your proxy by:

                    - writing to the Corporate Secretary (at 515 Post Oak Blvd.,
                      Suite 600, Houston, Texas 77027) before the Annual
                      Meeting;

                    - voting again via mail; or

                    - casting your vote in person at the Annual Meeting.

                    Your last vote will be the vote that is counted.

QUORUM: As of April 18th, there were 119,161,659 shares of common stock issued and outstanding. The holders of the common stock have the right to cast one vote for each share held by them. The presence, in person or by proxy, of stockholders entitled to cast at least 59,580,831 votes constitutes a quorum for adopting the proposals at the Annual Meeting. If you have properly signed and returned your proxy card by mail, you will be considered part of the quorum, and the persons named on the proxy card will vote your shares as you have instructed them. If a broker holding your shares in "street" name indicates to us on a proxy card that the broker lacks discretionary authority to vote your shares, we will not consider your shares as present or entitled to vote for any purpose.

MULTIPLE PROXY CARDS:
                    If you receive multiple proxy cards, this indicates that your shares are held in more than one account, such as two brokerage accounts, and are registered in different names. You should vote each of the proxy cards to ensure that all of your shares are voted.

COST OF PROXY
  SOLICITATION:     We have retained Georgeson Shareholder Communications Inc.
                    to solicit proxies from our stockholders at an estimated fee of $6,500, plus expenses. This fee does not include the costs of preparing, printing, assembling, delivering and mailing the Proxy Statement. Some of our directors, officers and employees may also solicit proxies personally, without any additional compensation, by telephone or mail. Proxy materials also will be furnished without cost to brokers and other nominees to forward to the beneficial owners of shares held in their names.

QUESTIONS:          You may call Georgeson Shareholder Communications Inc. at
                    1-888-262-6283 if you have any questions.

                     PLEASE VOTE -- YOUR VOTE IS IMPORTANT

                               BOARD OF DIRECTORS

                             ELECTION OF DIRECTORS
                          ITEM NO. 1 ON THE PROXY CARD

     Eight directors are to be elected at the Annual Meeting. Each director elected will hold office until the 2001 Annual Meeting. All of the nominees for director are now serving as directors. The nominees for election as director are:

NAME                                                AGE   DIRECTOR SINCE
----                                                ---   --------------
Bernard J. Duroc-Danner...........................  46         1988
Philip Burguieres.................................  56         1998
David J. Butters..................................  59         1984
Sheldon B. Lubar..................................  70         1995
William E. Macaulay...............................  54         1998
Robert B. Millard.................................  49         1989
Robert K. Moses, Jr. .............................  60         1998
Robert A. Rayne...................................  51         1987

     The persons named on the proxy card will vote for all of the nominees for director listed unless you withhold authority to vote for one or more of the nominees. The nominees receiving a plurality of votes cast at the Annual Meeting will be elected as directors. Abstentions and broker non-votes will not be treated as a vote for or against any particular nominee and will not affect the outcome of the election of directors.

     All of our nominees have consented to serve as directors. Our Board of Directors has no reason to believe that any of the nominees will be unable to act as a director. However, if any director is unable to stand for re-election, the Board will designate a substitute. If a substitute nominee is named, the persons named on the proxy card will vote for the election of the substitute nominee.

DIRECTOR BIOGRAPHIES

     BERNARD J. DUROC-DANNER joined the Company in May 1987 to initiate the start-up of our oilfield service and equipment business through EVI, Inc. He was elected EVI's President in January 1990 and Chief Executive Officer in May 1990. In connection with the merger of EVI, Inc. with Weatherford Enterra, Inc. ("Weatherford Enterra") on May 27, 1998, Mr. Duroc-Danner was elected as our Chairman of the Board, President and Chief Executive Officer. Mr. Duroc-Danner holds a Ph.D. in economics from Wharton (University of Pennsylvania). In prior years, Mr. Duroc-Danner held positions at Arthur D. Little and Mobil Oil Inc. Mr. Duroc-Danner is a director of Parker Drilling Company (an oil and gas drilling company) and Cal-Dive International, Inc. (a company engaged in subsea services in the Gulf of Mexico). Mr. Duroc-Danner is also a director of Grant Prideco, Inc. (a provider of drill pipe and other drill stem products). Grant Prideco was our wholly owned subsidiary until April 14, 2000, when we distributed all of the outstanding shares of Grant Prideco to our stockholders.

     PHILIP BURGUIERES is Chief Executive Officer of EMC Holdings, LLC, a private energy investment firm he started in 1999. He is also Vice Chairman of Houston NFL Holdings (a National League Football team in Houston). He was elected to the Board as Chairman Emeritus in May 1998. Mr. Burguieres served as a director of Weatherford Enterra from April 1991 until May 1998, and as Chairman of the Board of Weatherford Enterra from December 1992 until May 1998. From April 1991 to October 1996, he also served as President and Chief Executive Officer of Weatherford Enterra. Mr. Burguieres serves as a director of Denali Incorporated (a provider of products and services for handling critical fluids), McDermott International, Inc. (a company engaged in the fabrication of oilfield equipment), Chase Bank of Texas, N.A. (a national banking organization) and Newfield Exploration Company (an independent oil and gas producer).

     DAVID J. BUTTERS is a Managing Director of Lehman Brothers, Inc., an investment banking company, where he has been employed for more than the past five years. Mr. Butters is currently Chairman of the Board of Directors of GulfMark Offshore, Inc. (a provider of marine support and transportation services to companies involved in the exploration and production of oil and natural gas), a director of Anangel-American Shipholdings, Ltd. (an international ship owning and operating company) and a member of the Board of Advisors of Energy International, N.V. (an investment fund).

     SHELDON B. LUBAR has been the Chairman of Lubar & Co., a private investment and management company, for more than the past five years. Until February 1999, Mr. Lubar served as Chairman and Chief Executive Officer of Christiana Companies, Inc., a diversified holding company that held shares of our common stock and owned a company that was engaged in refrigerated and dry warehousing, transportation and logistic services. We acquired Christiana in February 1999 and control of its warehousing, transportation and logistics business was sold to C2, Inc. For more information about our acquisition of Christiana, see COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION on page 14. Mr. Lubar is a director of C2, Inc. (a company engaged in refrigerated warehousing and logistics and the manufacture of refrigerated display cases), Massachusetts Mutual Life Insurance Company (a financial services company), Firstar Corporation (a commercial banking company), MGIC Investment Corporation (a mortgage insurance company), Jefferies & Company, Inc. (an investment banking company) and Grant Prideco. Mr. Lubar was initially appointed to the Board of Directors in connection with our acquisition of Prideco, Inc. in June 1995.

     WILLIAM E. MACAULAY has been the Chief Executive Officer of First Reserve Corporation, a Connecticut-based corporation that manages various investment company funds, for more than the past five years and has served as Chairman of First Reserve Corporation since June 1998. Mr. Macaulay served as a director of Weatherford Enterra from October 1995 to May 1998. He is a director of Maverick Tube Corporation (a manufacturer of oilfield tubulars, line pipe and structural steel), National-Oilwell, Inc. (a company engaged in the design, manufacture and sale of machinery and equipment and the distribution of products used in oil and gas drilling production) and Grant Prideco.

     ROBERT B. MILLARD is a Managing Director of Lehman Brothers, where he has been employed for more than the past five years. Mr. Millard is also a director of GulfMark Offshore, Inc. and L-3 Communications Corporation (a manufacturer of electronic communications equipment principally for the defense industry).

     ROBERT K. MOSES, JR. has been a private investor, principally in the oil and gas exploration and oilfield services business in Houston, Texas, for more than the past five years. He served as Chairman of the Weatherford Enterra Board from May 1989 to December 1992. Mr. Moses is also a director of Grant Prideco.

     ROBERT A. RAYNE has been an Executive Director of London Merchant Securities plc (property investment and development with major investments in leisure enterprises), a United Kingdom-listed public limited company, for more than the past five years. Mr. Rayne is also a director of Grant Prideco.

NOMINATION AGREEMENT

     In connection with the Weatherford Enterra merger, each of Messrs. Burguieres, Macaulay and Moses were elected to the Board of Directors. Under the terms of the merger, we agreed to submit each of Messrs. Burguieres, Macaulay and Moses as nominees for re-election to the Board of Directors at this Annual Meeting, subject to the fiduciary duties of our Board of Directors and the willingness of these individuals to serve as directors.

                      COMMITTEES AND MEETINGS OF THE BOARD

COMMITTEES

     The Board of Directors has created the following committees:

     - Audit

     - Compensation

     - Executive

     The Board of Directors does not have a standing Nominating Committee.

NUMBER OF MEETINGS

     During 1999, the Board of Directors met eight times, the Compensation Committee met three times and the Audit Committee met four times. The Executive Committee did not meet. All of the directors attended at least 75% of all Board of Directors and Committee meetings during 1999.

AUDIT COMMITTEE

     Messrs. Butters (Chair), Lubar and Rayne are the current members of the Audit Committee. The primary functions of the Audit Committee are:

     - recommending to the Board the selection and discharge of our independent auditors;

     - reviewing the professional services performed by the auditors, the plan and results of their auditing engagement;

     - reviewing the amount of fees charged for audit services by the auditors; and

     - evaluating our system of internal accounting controls.

COMPENSATION COMMITTEE

     Messrs. Lubar, Moses (Chair) and Rayne are the current members of the Compensation Committee. The primary functions of the Compensation Committee are:

     - recommending to the Board the compensation to be paid to the directors, officers and key employees; and

     - subject to review and approval of certain matters by the full Board of Directors, administering the compensation plans for the executive officers.

EXECUTIVE COMMITTEE

     Messrs. Duroc-Danner (Chair), Burguieres, Macaulay and Millard are the current members of the Executive Committee. The primary function of the Executive Committee is to act on behalf of the Board of Directors between regularly scheduled meetings of the Board.

                               BOARD COMPENSATION

DIRECTORS' FEES

     The directors who are not employees are paid the following fees:

     - $1,000 for each Board and Committee meeting attended;

     - $1,500 for the Committee Chairman for each Committee meeting attended;
       and

     - $7,000 for each quarter of the year in which the person serves as a director.

DEFERRAL PLAN FOR OUTSIDE DIRECTORS

     Under our Non-employee Director Deferred Compensation Plan, each non-employee director may elect to defer up to 7.5% of any fees paid by us. The deferred fees are converted into non-monetary units representing shares of common stock that could have been purchased with the deferred fees based on the market price of the common stock at the time of the deferral. If a non-employee director elects to defer at least 5% of his fees, we will make an additional contribution to the director's account equal to the sum of (1) 7.5% of the director's fees plus (2) the amount of fees deferred by the director. Our directors may generally determine when the funds will be distributed from the plan. The amount of the distribution will be equal to the number of shares in the director's account multiplied by the market price of the common stock at the time of distribution. Distributions are required to be made in shares of our common stock and Grant

Prideco common stock. During 1999, we contributed $6,300, $6,450, $5,400, $6,075 and $6,450 to the accounts of Messrs. Butters, Lubar, Macaulay, Moses and Rayne, respectively, which represented 199, 204, 166, 191 and 204 shares allocated to their respective accounts.

BURGUIERES EMPLOYMENT AGREEMENT

     In June 1998, we entered into an employment agreement with Mr. Burguieres, which has a term of ten years and provides for an annual salary of $120,000. Under the terms of his employment agreement, Mr. Burguieres will be employed as Chairman Emeritus of the Board of Directors. However, we are not obligated to re-elect Mr. Burguieres as Chairman Emeritus and the Board of Directors is not required to nominate Mr. Burguieres for re-election as a director upon the expiration of his current term. If we terminate Mr. Burguieres' employment for any reason other than for "cause" or as a result of death or disability, Mr. Burguieres or his estate will be entitled to receive annual salary payments through the term of the agreement and Mr. Burguieres and his eligible dependents will continue to receive health and medical benefits. If we terminate his employment for "cause", Mr. Burguieres will not be entitled to any further salary payments or health and medical benefits. Under Mr. Burguieres' employment agreement, "cause" is generally defined as (i) an act of dishonesty which constitutes a felony or results in personal gain or enrichment at our expense,
(ii) willful and continued failure to substantially perform his duties after written demand is made by the Board or (iii) Mr. Burguieres' ownership, management or employment by any business which competes, in our reasonable judgment, with any business conducted by us.

                                STOCK OWNERSHIP

                STOCK OWNED BY DIRECTORS AND EXECUTIVE OFFICERS

     This table shows the number and percentage of shares of common stock beneficially owned by our directors and executive officers as of April 18, 2000. Each person has sole voting and investment power for the shares shown below, unless otherwise noted.

                                                               AMOUNT AND NATURE OF SHARES
                                                         BENEFICIALLY OWNED AS OF APRIL 18, 2000
                                                      ----------------------------------------------
                                                       NUMBER OF      RIGHT TO        PERCENT OF
NAME                                                  SHARES OWNED   ACQUIRE(1)   OUTSTANDING SHARES
----                                                  ------------   ----------   ------------------
Bernard J. Duroc-Danner.............................      90,412       630,000             *
Philip Burguieres(2)................................     197,865             0             *
David J. Butters(3).................................     101,250        10,000             *
Sheldon B. Lubar(4).................................     646,969        30,000             *
William E. Macaulay(5)..............................      17,933        10,000             *
Robert B. Millard...................................     108,960        10,000             *
Robert K. Moses, Jr.(6).............................     424,383        10,000             *
Robert A. Rayne(7)..................................         279        20,000             *
John C. Coble(8)....................................           0        80,400             *
Robert F. Stiles(9).................................      23,274       160,000             *
E. Lee Colley, III(10)..............................         658             0             *
Bruce F. Longaker, Jr. .............................       2,209             0             *
Gary L. Warren(11)..................................       5,768         2,216             *
Mark E. Hopmann.....................................           0             0             *
Curtis W. Huff(12)..................................      71,000        66,666             *
Jon R. Nicholson(13)................................      15,577         3,800             *
Donald R. Galletly(14)..............................       5,000             0             *
Randall D. Stilley(15)..............................      36,841       100,000             *
All officers and directors as a group (18
  persons)..........................................   1,748,378     1,133,082           2.4

---------------

  *  Less than 1%.

 (1) Shares of common stock that can be acquired through stock options exercisable through June 18, 2000.

 (2) Includes (i) 409 shares held under our Employee Stock Purchase Plan, as to which he has sole voting and no dispositive power, (ii) 421 shares held under our 401(k) Savings Plan, as to which he has sole voting and no dispositive power, (iii) 950 shares held by his wife, over which he has no voting or dispositive power, and (iv) 475 shares held by his adult son supported by him, over which Mr. Burguieres has sole voting and dispositive power. Mr. Burguieres disclaims beneficial ownership of the shares held by his wife and son.

 (3) Includes 14,388 shares held by his wife, over which he has no voting or dispositive power and as to which he disclaims beneficial ownership. Also includes 41,160 shares held in trusts for his children, of which he is the trustee and has voting and dispositive power. Excludes 3,598,832 shares held by Lehman Brothers, Inc.

 (4) Includes 305,115 shares held by Mr. Lubar through a general partnership of which he is a general partner. Also includes 305,114 shares held by his wife through the general partnership, over which he has no voting or dispositive power and as to which he disclaims beneficial ownership, and 27,342 shares held in trusts for his grandchildren through the general partnership, of which he is the trustee and has voting and dispositive power.

 (5) Includes 6,618 shares held by his wife, over which he has no voting or dispositive power and as to which he disclaims beneficial ownership. Includes 3,876 shares held in the name of or in trust for his daughters.

 (6) Includes an aggregate of 42,750 shares held in various trusts for Mr. Moses' family, of which Mr. Moses is the trustee and has sole voting and dispositive power. Excludes (i) an aggregate of 49,875 shares held in various trusts for Mr. Moses' children, (ii) 1,758 shares held in a trust for Mr. Moses' son and (iii) 593 shares held by Mr. Moses' adult son supported by him. Mr. Moses has no voting or dispositive power over these excluded shares. Mr. Moses disclaims beneficial ownership of all of the above-described shares.

 (7) Excludes 540,000 shares beneficially owned by London Merchant Securities plc, of which Mr. Rayne serves as Executive Director. Mr. Rayne disclaims beneficial ownership of all of these shares.

 (8) Mr. Coble, who is President and Chief Executive Officer of Grant Prideco, ceased to be an executive officer as of the spinoff of Grant Prideco on April 14, 2000.

 (9) Mr. Stiles ceased to be an executive officer as of January 28, 2000. Does not reflect an adjustment to be made as a result of the Grant Prideco spinoff to an option granted in September 1998 to purchase 100,000 shares. The adjustment will be made to both the exercise price of the option and the number of shares subject to the option and will be based on the relationship of the value of a share of our common stock after the spinoff to the value of a share of our common stock before the spinoff.

(10) Shares are held under our 401(k) Savings Plan. Mr. Colley has sole voting and no dispositive power over these shares.

(11) Includes 892 shares held under our 401(k) Savings Plan over which he has sole voting and no dispositive power.

(12) Includes 56,250 restricted shares that vest over a three-year period through June 2002.

(13) Includes (i) 2,137 restricted shares which are subject to a vesting schedule, forfeiture risk and other restrictions and (ii) 987 shares held under our 401(k) Savings Plan over which he has sole voting and no dispositive over.

(14) Includes 1,000 shares held by his wife.

(15) Mr. Stilley ceased to be an executive officer as of October 1, 1999. Does not reflect an adjustment to be made as a result of the Grant Prideco spinoff to an option granted in September 1998 to purchase 100,000 shares. The adjustment will be made to both the exercise price of the option and the number of shares subject to the option and will be based on the relationship of the value of a share of our common stock after the spinoff to the value of a share of our common stock before the spinoff.

                      STOCK OWNED BY "BENEFICIAL HOLDERS"

     This table shows information for each person known by us to beneficially own 5% or more of the outstanding shares of common stock as of April 18, 2000.

NAME AND ADDRESS OF                                                   PERCENT OF
BENEFICIAL OWNER                            NUMBER OF SHARES(1)   OUTSTANDING SHARES
-------------------                         -------------------   ------------------
FMR Corp.(2)..............................      12,276,092               10.3
  82 Devonshire Street
  Boston, Massachusetts 02109

---------------

(1) This information is based on information furnished by each stockholder or contained in filings made with the Securities and Exchange Commission. The person listed has sole voting and dispositive power for its shares of common stock, unless otherwise noted.

(2) Fidelity Management & Research Company ("Fidelity"), a wholly owned subsidiary of FMR Corp. ("FMR") and an investment adviser, is the beneficial owner of 10,302,274 shares as a result of acting as investment adviser to various registered investment companies (the "Funds"). Fidelity Management Trust Company ("FMTC"), a wholly owned subsidiary of FMR, is the beneficial owner of 1,973,818 shares as a result of serving as investment manager of various institutional accounts. Edward C. Johnson 3d, FMR's Chairman and principal stockholder, FMR, through its control of Fidelity, and the Funds each has sole power to dispose of the 10,302,274 shares owned by the Funds, and Mr. Johnson and FMR, through its control of FMTC, each has sole power to dispose of 1,973,818 shares and sole power to vote or direct the voting of 1,689,218 shares and no power to vote or direct the voting of 284,600 shares owned by the institutional accounts. The Funds' Board of Trustees has sole power to vote all shares owned by the Funds. Fidelity carries out the voting of the Funds' shares under written guidelines established by the Funds' Board of Trustees. Members of the Edward C. Johnson 3d family are the predominant owners of Class B shares of common stock of FMR, representing approximately 49% of the voting power of FMR. Mr. Johnson owns 12.0% and Abigail P. Johnson, Mr. Johnson's wife and a Director of FMR, owns 24.5% of the voting stock of FMR. The Johnson family group and all other Class B shareholders have entered into a shareholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Through their ownership of voting common stock and the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. Strategic Advisers, Inc., a wholly owned subsidiary of FMR and a registered investment adviser, provides investment advisory services to individuals. It does not have sole power to vote or direct the voting of shares of certain securities held for clients and has sole dispositive power over such securities. As such, FMR's beneficial ownership may include shares beneficially owned through Strategic Advisers, Inc.

                               EXECUTIVE OFFICERS

     In addition to Mr. Duroc-Danner, whose biography is shown on page 3, the following persons are our executive officers. None of the executive officers or directors have any family relationships with each other.

NAME                                   AGE                          POSITION
----                                   ---                          --------
Bernard J. Duroc-Danner..............  46    Chairman of the Board, President and Chief Executive
                                             Officer
Curtis W. Huff.......................  42    Executive Vice President, Chief Financial Officer,
                                             General Counsel and Secretary
E. Lee Colley, III...................  43    Senior Vice President and President -- Artificial
                                               Lift Systems Division
Bruce F. Longaker, Jr. ..............  46    Executive Vice President and President --
                                               Compression Services Division
Gary L. Warren.......................  50    Senior Vice President and President -- Drilling &
                                             Intervention
                                               Services Division
Mark E. Hopmann......................  42    Senior Vice President and President -- Completion
                                               Services Division
Donald R. Galletly...................  48    Senior Vice President -- Communications and
                                               Investor Relations
Jon R. Nicholson.....................  57    Senior Vice President -- Human Resources

     CURTIS W. HUFF was elected Executive Vice President and Chief Financial Officer in January 2000 and has served as our General Counsel and Secretary since May 1998. Prior to that time, Mr. Huff was a partner with the law firm of Fulbright & Jaworski L.L.P., our counsel, and held that position for more than five years.

     E. LEE COLLEY, III was elected Senior Vice President and
President -- Artificial Lift Systems Division in November 1998. Mr. Colley joined us in March 1996 and has served in several positions including Vice President/General Manager of the Artificial Lift Group. Prior to that time, Mr. Colley worked for over 20 years for Halliburton Company in various manufacturing, sales and marketing managerial positions.

     BRUCE F. LONGAKER, JR. was elected Executive Vice President and
President -- Compression Services Division in January 2000. From April 1999 to January 2000, Mr. Longaker was Senior Vice President and Chief Financial Officer. Prior to that time, Mr. Longaker was employed by Camco International, Inc. for the last 18 years, where he last served as Vice President -- Finance and Controller since 1992.

     GARY L. WARREN was elected Senior Vice President and President -- Drilling and Intervention Services Division in October 1999. Mr. Warren has been employed by the Company since 1992 and has served in several positions, including Vice President -- Europe, West Africa and CIS. Mr. Warren worked for Petco Fishing and Rental Tool from 1980 to 1992, when it was acquired by Weatherford Enterra.

     MARK E. HOPMANN joined the Company in November 1998 and was elected Senior Vice President and President -- Completion Systems Division in October 1999. From 1980 to October 1998, Mr. Hopmann worked for Baker Oil Tools, a division of Baker Hughes Incorporated, in various capacities, including Product Line Manager and Chief Product Engineer.

     DONALD R. GALLETLY was elected our Senior Vice President -- Communications and Investor Relations in January 2000 and served as our Vice
President -- Communications and Investor Relations from June 1998 to January 2000. Prior to that time, he worked for Dresser Industries, Inc. as Vice President of Communications and Investor Relations from October 1997 to May 1998 and as Vice President of Investor and Public Relations from February 1993 to October 1997.

     JON R. NICHOLSON was elected our Senior Vice President -- Human Resources in January 2000 and served as our Vice President -- Human Resources from May 1998 to January 2000. Prior to that time, Mr. Nicholson worked for Weatherford Enterra as Vice President -- Human Resources from October 1995 to May 1998 and as Director of Human Resources from February 1993 to October 1995.

                             EXECUTIVE COMPENSATION

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Board of Directors and the Compensation Committee of the Board of Directors is pleased to present this report on the compensation policies for our executive officers for 1999. This report sets forth the major components of executive compensation and the basis by which 1999 compensation determinations were made by the Board of Directors and the Compensation Committee for the executive officers.

COMPENSATION POLICY AND GUIDELINES

     The goal of our compensation policy and practices is to provide a competitive compensation package designed to attract and retain key executive officers and to offer compensation programs that align executive remuneration levels with the interests of stockholders and with the Company's overall performance. Our compensation programs have historically stressed stock-based compensation as a means of providing incentives to executive officers to achieve growth in the value of the common stock. With this objective in mind, our executive compensation program has included a combination of reasonable base salaries and various long and short-term incentive programs linked to the Company's financial and stock performance. In making compensation decisions, the Compensation Committee's decisions have typically also taken into account the cyclical nature of the industry and the Company's progress toward achieving strategic objectives.

COMPENSATION PROGRAM COMPONENTS

     Our compensation programs are generally administered by or under the direction of the Compensation Committee and are reviewed on an annual basis to ensure that remuneration levels and benefits are competitive and reasonable in light of the Company's overall performance. Our stock-based compensation decisions for the executive officers are approved by our full Board of Directors following recommendations by the Compensation Committee.

     The Compensation Committee was charged with reviewing and recommending the specific base and bonus compensation of the President and Chief Executive Officer (the "Principal Executive"). The Board of Directors and Compensation Committee has delegated to Mr. Duroc-Danner, as our Chief Executive Officer, the authority to review and adjust the base and cash bonus compensation for the other executive officers. His decisions are reviewed by the Compensation Committee.

     Decisions on stock options and other long-term incentive plans are made by the Board after consideration of the Company's results and discussion with and recommendations from Mr. Duroc-Danner as to the executive officers under his supervision.

     The particular elements of the compensation programs for the Principal Executive and other executive officers are explained in more detail below.

     Base Salary -- Base salary levels have primarily been determined based on market factors, including the market for similar executives and the desire by us to recruit and retain key executive officers. Our analysis has also included comparisons with companies in the same industry and of similar size and complexity as the Company, including a number of companies in the Dow Jones Other Oilfield Equipment and Services Index in the performance graph set forth herein. Salary levels are based on individual skills and performance and market comparisons. Adjustments made during 1999 to the compensation of various officers were based on various factors, including their individual scope of responsibility, tenure, and overall performance.

     Annual Performance Compensation -- Annual performance compensation has historically been provided to the executive officers in the form of cash and non-cash bonuses relating to financial and operational achievements. The amount and form of bonuses for 1999 were determined by the Compensation Committee in the case of Mr. Duroc-Danner and by Mr. Duroc-Danner in the case of the other executive officers, subject to the review of the Compensation Committee.

     The decision to award an annual bonus has historically been based primarily upon a subjective analysis of the executive officer's job performance and the specific accomplishments of the executive officer during the preceding twelve month period after giving consideration to other compensation received by the officer.

     The decision-making process for the granting of bonuses has typically occurred in February or March of each year and has involved the consideration of the prior year's results as well as achievements. Various bonuses were paid to the executive officers in the first quarter of 2000 in recognition of those officers' assistance in achieving the Company's growth in 1999, including assistance in completing numerous acquisitions, including the acquisitions of Dailey International and Petroline Wellsystems Limited, and the Company's spinoff of Grant Prideco, and other factors. The decisions on the amounts of such bonuses were based on subjective factors.

     We considered financial performance in the bonus determinations, including whether specific targets for the equity value-added were met during the year. Given the extreme downturns that occurred in our industry in 1999, the targets established by the Company for 1999 were not met. We, however, did consider the individual accomplishments of our executive officers during 1999 in repositioning the Company for growth during the downturn and concluded cash bonuses for their efforts were merited. We believe that the bonuses paid were reasonable in light of the significant work performed by our officers in 1999.

     Deferred Compensation Plan -- We maintain an executive deferred compensation plan that provides our key employees with long-term incentive compensation through benefits that are directly linked to future increases in the value of the common stock and that may only be realized upon the employee's retirement, termination or death. Under this plan, eligible employees receive a tax deferred contribution under the plan equal to 7.5% of their annual compensation through a credit to an account that is converted into non-monetary units representing the number of shares of common stock that the contributed funds could purchase in the market at the time of the contribution. In addition, in an effort to provide incentive to the participants to invest in the common stock a portion of the compensation that they would otherwise receive from the Company, the participating employees are offered the opportunity to defer up to 7.5% of their compensation to their account under this plan, in which case we will make a matching contribution equal to the amount of the deferral by the employee. Mr. Duroc-Danner and other executive officers have all elected to defer 7.5% of their compensation under this plan. This plan provides for a five-year vesting period with respect to the Company's contributions and the ultimate value of benefits under the plan to the participant are wholly dependent upon the price of the common stock at the time the employee retires, terminates his employment or dies. We believe that this plan is an important component of the stock-based compensation program and provides and serves the purpose of aligning management's interest with those of the Company's stockholders.

     Stock Option Program -- The use of stock options is considered to be an important incentive to our executive officers for working toward the Company's long-term growth. We believe that options provide our officers with a benefit that will increase only to the extent that the value of the common stock increases. Accordingly, we have from time to time granted to the executive officers options to purchase shares of common stock. The number of shares granted is determined based on the level and contribution of the officer and has generally taken into account stock ownership and other options held by the officer. Stock options are generally subject to vesting over a number of years and have exercise prices equal to the market price of the common stock at the date of grant.

     In 1999, options to purchase a total of 265,000 shares of common stock were granted to the executive officers. These options are subject to three-year cliff-vesting so that an officer will not be entitled to the options if he elects to leave. We believe that this type of vesting provides strong incentives for creating long-term value for the Company.

DISCUSSION OF 1999 COMPENSATION FOR THE PRESIDENT AND CHIEF EXECUTIVE OFFICER

     In establishing the compensation of Mr. Duroc-Danner for 1999, the Compensation Committee determined that it would be appropriate to increase Mr. Duroc-Danner's base compensation from $550,000 to $650,000 and award him a bonus of $430,000 in the first quarter of 1999 in recognition of his past services to and accomplishments for the Company. Mr. Duroc-Danner also received a bonus of $375,000 in the first quarter of 2000 in recognition of his efforts to expand and grow the Company's businesses and his defining and implementing the Company's growth strategy in 1999, including our acquisitions of Dailey International and Petroline Wellsystems and our spinoff of Grant Prideco.

     The increase in Mr. Duroc-Danner's base salary was intended to make his compensation more competitive with those of similar officers in competing companies, including a number of companies included in the Dow Jones Other Oilfield Equipment and Services Index in the performance graph set forth herein. During 1999, Mr. Duroc-Danner also received options to purchase 115,000 shares of common stock. The number of shares subject to the options was fixed at that level in order to provide Mr. Duroc-Danner with material incentives to increase the value of the common stock in the future. In reviewing Mr. Duroc-Danner's compensation for 1999, the Compensation Committee also sought to reward Mr. Duroc-Danner for his substantial achievements in bringing growth to the Company, as well as provide incentive for the future through stock option grants. No single factor was considered determinative in this decision.

COMPENSATION DEDUCTION LIMITATIONS

     Section 162(m) of the Internal Revenue Code of 1986, as amended, currently imposes a $1 million limitation on the deductibility of certain compensation paid to five highest paid executives. Excluded from the limitation is compensation that is "performance based". For compensation to be performance based, it must meet certain criteria, including being based on predetermined objective standards approved by the Company's stockholders. We believe that maintaining the discretion to evaluate the performance of our management is an important part of our responsibilities and benefits the Company's stockholders. We intend to take into account the potential application of Section 162(m) on incentive compensation awards and other compensation decisions.

SUMMARY

     We believe that the executive compensation program followed by us in 1999 was consistent with the compensation programs provided by other companies that are comparable in size and complexity to the Company and with which the Company competes, including many of the companies in the Dow Jones Other Oilfield Equipment and Services Index. We further believe that the compensation program is necessary to retain the services of officers and employees who are essential to the continued success and development of the Company and to compensate those officers and employees for their efforts and achievements. The Board and Compensation Committee intend to review the compensation policies on an ongoing basis to assure that compensation paid appropriately reflects corporate and individual performance, yielding awards that are reflective of the annual financial and operational results of the Company. Finally, we believe that the deferred compensation plan and stock option program provide significant incentives to our key employees to enhance stockholder value by providing financial opportunities to them that are consistent with and dependent upon the returns that are generated on behalf of the Company's stockholders.

                               Philip Burguieres
                                David J. Butters
                            Bernard J. Duroc-Danner
                               Sheldon B. Lubar*
                              William E. Macaulay
                               Robert B. Millard
                             Robert K. Moses, Jr.*
                                Robert A. Rayne*

 *  Members of the Compensation Committee

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

COMPENSATION DETERMINATIONS

     The full Board of Directors currently approves all stock grants, with Messrs. Duroc-Danner and Burguieres, both employee directors of the Company, abstaining from voting with respect to these matters. Mr. Duroc-Danner does make recommendations to the Compensation Committee and the full Board of Directors for compensation and stock grants to our employees.

OTHER AFFILIATIONS

     In February 1999, we completed a tax-free merger with Christiana and C2, Inc., under which approximately 4.4 million shares of our common stock were issued to the stockholders of Christiana. Prior to the merger, Christiana transferred its warehousing, transportation and logistics business to C2. Mr. Lubar was Chairman and Chief Executive Officer of Christiana and owned approximately 18.8% of the total outstanding shares of Christiana common stock. Under the terms of the Christiana merger, Mr. Lubar and members of his family received a total of approximately 2,322,340 shares of common stock and aggregate cash consideration of approximately $10,872,000.

                           SUMMARY COMPENSATION TABLE

     This table shows the total compensation paid for the years ended December 31, 1999, 1998 and 1997, to Mr. Duroc-Danner and the four most highly compensated executive officers during 1999 and one former officer who would have been one of our most highly compensated officers if he had been with us on December 31, 1999:

                                                                                    LONG-TERM
                                                 ANNUAL COMPENSATION              COMPENSATION
                                           --------------------------------   ---------------------
                                                                                     AWARDS
                                                               OTHER ANNUAL   ---------------------    ALL OTHER
NAME AND                                   SALARY     BONUS    COMPENSATION   RESTRICTED              COMPENSATION
PRINCIPAL POSITION                  YEAR   ($)(1)    ($)(1)     ($)(2)(3)     STOCK ($)     OPTIONS      ($)(4)
------------------                  ----   -------   -------   ------------   ----------    -------   ------------
Bernard J. Duroc-Danner...........  1999   550,000   375,000     147,000             --     115,000       11,808
  Chairman of the Board, President  1998   525,000   430,000     183,750             --     350,000       11,056
  and Chief Executive Officer       1997   391,667   700,000     133,750             --      50,000        9,233
Curtis W. Huff(5).................  1999   350,000   200,000      31,932             --          --        1,465
  Executive Vice President,         1998   204,167   175,000         875      2,625,000(6)  200,000          562
  Chief Financial Officer,          1997        --        --          --             --          --           --
  General Counsel and Secretary
E. Lee Colley, III (7)............  1999   229,327   150,000      37,769             --          --        2,639
  Senior Vice President and         1998    17,308    80,000       2,077             --     100,000           32
  President -- Artificial Lift      1997        --        --          --             --          --           --
  Systems
John C. Coble (8).................  1999   300,000   100,000      67,500             --          --       10,279
  Former Senior Vice                1998   296,108   150,000     103,366             --     100,000        9,413
  President and President --        1997   250,000   385,800      69,660             --      40,000        7,241
  Drilling Products
Robert F. Stiles (9)..............  1999   275,192   147,740      61,529             --          --        5,392
  Former Senior Vice                1998   260,339   135,000      59,258             --     100,000        6,399
  President and President --        1997   200,000   134,750      30,997             --      60,000        5,636
  Compression Services
Randall D. Stilley (10)...........  1999   243,461        --      67,532             --          --    2,135,251
  Former Senior Vice                1998   175,000   200,000       2,294             --     100,000        1,150
  President and President --        1997        --        --          --             --          --           --
  Completion and Oilfield Services

---------------

 (1) Salary and bonus compensation include amounts deferred by each executive officer under our Executive Deferred Compensation Stock Ownership Plan (the "Executive Deferred Plan") described in Note 2 below. The bonus amounts were earned in the year in which they are shown in the table but were paid in the first half of the following year.

 (2) Other Annual Compensation includes (i) the vested portion of the amount contributed by us under the Executive Deferred Plan equal to 7.5% of each annual officer's compensation for each year, plus (ii) the vested portion of our matching contribution under the Executive Deferred Plan equal to 100% of the amount deferred by the officer. Each officer can defer up to 7.5% of his total salary and bonus compensation each year. Our contributions vest over a five-year period on the basis of 20% per year for each year of service by an officer with us after the later of January 1, 1993 or the date of initial participation in the Executive Deferred Plan. Under the Executive Deferred Plan, the compensation deferred by each officer and our contributions are converted into non-monetary units equal to the number of shares of common stock that could have been purchased by the amounts deferred and contributed at a market-based price. Distributions are made under the Executive Deferred Plan after an officer retires, terminates his employment or dies. The amount of the distribution under the Executive Deferred Plan is based on the number of vested units in the officer's account multiplied by the market price of the common stock at that time. Distributions under the Executive Deferred Plan are required to be made in shares of our common stock and Grant Prideco common stock. Our obligations with respect to the Executive Deferred Plan are unfunded. However, we have established a grantor trust, that is subject to the claims of our creditors, into which funds are deposited with an independent trustee that purchases shares of common stock for the Executive Deferred Plan. As of December 31, 1999, Messrs. Duroc-Danner, Huff, Colley, Coble and Stiles had 61,982, 5,784, 5,059, 37,975 and 21,923
     units allocated to their respective accounts.

 (3) Excludes the total amount of all perquisites and other benefits that were less than the lesser of $50,000 or 10% of the total of annual salary and bonus of each executive officer.

 (4) Represents matching contributions of $1,993 made by us in 1999 under our 401(k) Savings Plan for each of Messrs. Duroc-Danner, Colley, Coble and Stilley and $875 and $853 for Messrs. Huff and Stiles, respectively, and life insurance premiums of $9,815, $590, $646, $9,049, $4,539 and $795 paid by us in 1999 for each of Messrs. Duroc-Danner, Huff, Colley, Coble, Stiles and Stilley, respectively. Includes severance payment for Mr. Stilley of $2,132,463 paid in accordance with a change of control agreement.

 (5) Mr. Huff joined us in June 1998.

 (6) Mr. Huff was granted 75,000 shares of restricted common stock on June 15, 1998, as a sign-on incentive bonus in connection with his employment by us. The closing market price of the common stock on June 15th was $35 per share. The restricted shares vest at 25% per year over a four-year period as long as we employ Mr. Huff. Mr. Huff may vote the restricted shares and receive dividends. As of December 31, 1999, Mr. Huff held 56,250 shares of restricted common stock, which had a value of $2,246,485 based on the closing market price of $39.9375 per share on that date.

 (7) Information for Mr. Colley is not presented for periods prior to December 1, 1998 because he was not an executive officer.

 (8) Mr. Coble, who is the President and Chief Executive Officer of Grant Prideco, ceased to be an executive officer upon the spinoff of Grant Prideco on April 14, 2000.

 (9) Mr. Stiles ceased to be an executive officer on January 28, 2000.

(10) Mr. Stilley was an executive officer from May 28, 1998 through October 1, 1999. Information is not presented for periods in which he was not an executive officer.

                            OPTIONS GRANTED IN 1999

                                           % OF TOTAL
                                            OPTIONS
                                           GRANTED TO
                               OPTIONS    EMPLOYEES IN   EXERCISE PRICE                          GRANT DATE
NAME                           GRANTED      1999(%)      (PER SHARE)($)    EXPIRATION DATE    PRESENT VALUE($)
----                          ---------   ------------   ---------------   ----------------   ----------------
Bernard J. Duroc-Danner.....  115,000(1)        5              37          December 2, 2012     2,714,345(2)

---------------

(1) The options become fully exercisable on December 3, 2002.

(2) The calculation assumes volatility of 56%, a risk free rate of 6.3%, a seven year expected life, no expected dividends and option grants at $37 per share. The actual value, if any, of any option will depend on the amount, if any, by which the stock price exceeds the exercise price on the date the option is exercised. Thus, this valuation may not be a reliable indication as to value and there is no assurance the value realized will be at or near the value estimated by the Black-Scholes model.

                      AGGREGATED OPTION EXERCISES IN 1999
                      AND DECEMBER 31, 1999 OPTION VALUES

                                                                   NUMBER OF               VALUE OF UNEXERCISED
                               SHARES OF                    UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                               ACQUIRED                        DECEMBER 31, 1999         DECEMBER 31, 1999 ($)(1)
                                  ON          VALUE       ---------------------------   ---------------------------
            NAME               EXERCISE    REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----               ---------   ------------   -----------   -------------   -----------   -------------
Bernard J. Duroc-Danner......   200,000     6,250,000       630,000        465,000      17,407,235      7,972,188
Curtis W. Huff...............        --            --        33,333        166,667          64,583      2,310,417
E. Lee Colley, III...........        --            --            --        100,000              --      2,181,250
John C. Coble................        --            --        80,400        100,000       1,766,345      2,181,250
Robert F. Stiles.............        --            --        60,000        100,000         727,470      2,181,250
Randall D. Stilley...........        --            --       130,400             --       2,181,250             --

---------------

(1) The value is based on difference in the closing market price of the common stock on December 31, 1999 ($39.9375), and the exercise price of the options. The actual value, if any, of the unexercised options will depend on the market price of the common stock at the time of exercise of the options.

                              EMPLOYMENT CONTRACTS

     We have entered into employment agreements with each of our executive officers. The employment agreements with Messrs. Duroc-Danner, Huff, Longaker, Colley, Nicholson and Galletly provide for a term of three years and are renewable annually. Under the terms of the employment agreements, if we terminate an executive's employment for any reason other than "cause" or "disability" or if the executive terminates his employment for "good reason", as defined in the employment agreements, the executive will be entitled to receive
(1) an amount equal to three times the executive's current base compensation plus the highest bonus paid to the executive during the three years prior the year of termination, (2) any accrued salary or bonus (pro-rated to the date of termination), (3) an amount payable if all retirement plans were vested, (4) the amount that would have been contributed as our match under the 401(k) Savings Plan and the Executive Deferred Plan for three years and (5) the executive's car allowance for three years. Under the employment agreements, "cause" is defined as the willful and continued failure to perform the executive's job, after written demand is made by the Chief Executive Officer or the Board, or the willful engagement in illegal conduct or gross misconduct. Termination by the executive for "good reason" is generally defined as (1) a material reduction in title and/or responsibilities of the executive, (2) certain relocations of the executive or (3) any material reduction in the executive's benefits. In addition, under such circumstances, all stock options and restricted stock granted to the executive will automatically vest. The executive also would have the right to surrender for cash all such options unless to do so would cause a transaction otherwise eligible for pooling of interests accounting treatment under Accounting Principles Board Opinion No. 16 to be ineligible for such treatment, in which case the executive would receive shares of common stock equal in value to the cash he or she would have received. All health and medical benefits would also be maintained after termination for a period of three years provided the executive makes his or her required contribution. Under the Deficit Reduction Act of 1984, certain severance payments that exceed a certain amount could subject both us and the executive to adverse U.S. federal income tax consequences. Each of the employment agreements provides that we would be required to pay the executive a "gross up payment" to insure that the executive receives the total benefit intended by the employment agreement. The base compensation currently payable to Messrs. Duroc-Danner, Huff and Colley under the employment agreements is $650,000, $400,000 and $250,000, respectively.

     In connection with the retention of Mr. Huff, we granted to Mr. Huff a sign-on incentive bonus of 75,000 shares of restricted common stock and an option to purchase 100,000 shares of common stock.

     The employment agreements with Messrs. Warren and Hopmann provide for a term of two years and will be extended for an additional two years in the event of a "change of control", as defined in the employment agreements, of the Company during the term of the employment agreements. Under the terms of the employment agreements, if, in the absence of a change of control of the Company, we terminate an executive's employment for any reason other than "cause" or "disability", as defined in the employment agreements, the executive will be entitled to continue to receive his then current base compensation through the end of the term of the employment agreement or for one year, whichever is greater. If, in the event of a change of control of the Company, we terminate the executive's employment for any reason other than cause or disability or if the executive terminates his employment for "good reason", as defined in the employment agreements, the executive will be entitled to receive (1) an amount equal to two times the executive's current base compensation plus the highest bonus paid to the executive during the three years prior to the year of termination, (2) any accrued salary or bonus (pro-rated to the date of termination) and (3) the amount that would have been contributed as our match under the 401(k) Savings Plan and the Executive Deferred Plan for the year in which employment was terminated (pro-rated to the date of termination). In addition, under such circumstances, all stock options and benefits under the 401(k) Savings Plan and Executive Deferred Plan would automatically vest, and all health and medical benefits would be maintained after termination through the expiration of the then scheduled expiration of the employment term provided the executive makes his required contribution. Under the Deficit Reduction Act of 1984, certain severance payments that exceed a certain amount could subject both us and the executive to adverse U.S. federal income tax consequences. Each of the employment agreements provides that we would be required to pay the executive a "gross up payment" to ensure that the executive receives the total benefit intended by the employment agreement.

                          FIVE-YEAR PERFORMANCE GRAPH

     This graph compares the yearly cumulative return on the common stock with the cumulative return on the Dow Jones Global-U.S. Equity Index and the Dow Jones Other Oilfield Equipment & Services Index (which consists of Baker Hughes Incorporated, Halliburton Company, McDermott International, Inc. and Schlumberger Limited) for the last five years. The graph assumes the value of the investment in the common stock and each index was $100 on December 31, 1994, and that all dividends are reinvested.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                              [PERFORMANCE GRAPH]

----------------------------------------------------------------------------------------------------------------
                                     12/31/94     12/31/95     12/31/96     12/31/97     12/31/98     12/31/99
----------------------------------------------------------------------------------------------------------------
 Weatherford......................     100          208          420          854          320          659
 Dow Jones Global-US Equity
 Index............................     100          138          169          227          292          351
 Dow Jones Other Oilfield
 Equipment & Services.............     100          139          192          300          175          232

                               OTHER INFORMATION

INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Arthur Andersen LLP, independent public accountants, served as our auditors for the fiscal year ended December 31, 1999. Arthur Andersen LLP has served as our auditors since our inception in 1972. A representative of Arthur Andersen LLP will be present at the Annual Meeting to respond to any stockholder questions and will be given an opportunity to make a statement if he or she so desires.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     All of our executive officers and directors are required to file initial reports of stock ownership and reports of changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange pursuant to
Section 16(a) of the Securities Exchange Act of 1934.

     We have reviewed these reports, including any amendments, and written representations from the current executive officers and directors of the Company. Based on this review, we believe that, except as set forth below, all filing requirements were met during 1999. A Form 4 reporting option exercises by Mr. Duroc-Danner, the shares acquired upon exercise of the options and the sale of a portion of those shares to us was required to be filed by December 10, 1999. The Form 4 was filed on December 16, 1999. Mr. Lubar was required to report in his Form 5 for the year ended December 31, 1999 the acquisition of shares of our common stock by him in the Christiana acquisition. An amended Form 5 reporting the acquisition was filed on April 19, 2000.

PROPOSALS BY STOCKHOLDERS

     Stockholder proposals for our Annual Meeting to be held in 2001 must be received by us by December 29, 2000, and must otherwise comply with the rules promulgated by the Securities and Exchange Commission to be considered for inclusion in our proxy statement for that year. If a stockholder desires to bring business before the meeting which is not the subject of a proposal meeting the SEC proxy rule requirements for inclusion in the proxy statement, the proposal must be received by us by March 19, 2001.

     Any stockholder proposal, whether or not to be included in our proxy materials, must be sent to our Corporate Secretary at 515 Post Oak Boulevard, Suite 600, Houston, Texas 77027.

OTHER BUSINESS

     We know of no other business that will be brought before our Annual Meeting. If any other matters are properly presented, the persons named on the enclosed proxy card will vote the proxies as they deem advisable.

ADDITIONAL INFORMATION AVAILABLE

     We have filed an Annual Report on Form 10-K for 1999 with the Securities and Exchange Commission. A complete copy of our Annual Report on Form 10-K is available on the SEC's website at www.sec.gov. We also will provide to any stockholder a copy of our Annual Report on 10-K without charge upon written request. Copies of any exhibits to our Annual Report on 10-K also are available upon written request subject to a charge for copying and mailing. If you wish to obtain a paper copy of our Annual Report on Form 10-K or have any other questions about us, please contact our Investor Relations Department in writing (515 Post Oak Blvd., Suite 600, Houston, Texas 77027) or by telephone ((713) 693-4000) or visit our website at www.weatherford.com.

                                            By Order of the Board of Directors

                                            /s/ CURTIS W. HUFF
                                            Curtis W. Huff
                                            Corporate Secretary

Houston, Texas
April 28, 2000

[WEATHERFORD LOGO]

                        WEATHERFORD INTERNATIONAL, INC.

                 NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS

                              AND PROXY STATEMENT

                                  JUNE 9, 2000

                            9:00 A.M. (HOUSTON TIME)

                              THE ST. REGIS HOTEL
                                1919 BRIAR OAKS
                              HOUSTON, TEXAS 77027

                         WEATHERFORD INTERNATIONAL, INC.

                                    PROXY FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 9, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned stockholder of Weatherford International, Inc. ("Weatherford") hereby appoints Bernard J. Duroc- Danner and Curtis W. Huff, or either of them, as proxies, each with power to act without the other and with full power of substitution, for the undersigned to vote the number of shares of common stock of Weatherford that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Weatherford to be held on June 9, 2000, at 9:00 a.m., Houston time, at The St. Regis Hotel, 1919 Briar Oaks, Houston, Texas, and at any adjournment or postponement thereof, on the following matters that are more particularly described in the Proxy Statement dated April 28, 2000:

(1) Election of the following Nominees as Directors, as set forth in the Proxy Statement:

     Philip Burguieres, David J. Butters, Bernard J. Duroc-Danner, Sheldon B. Lubar, William E. Macaulay, Robert B. Millard, Robert K. Moses, Jr. and Robert A. Rayne

        FOR All Nominees listed                          WITHHOLD
      at right (except as marked                        All Nominees
         to the contrary below)                       listed at right

                  [ ]                                        [ ]

     INSTRUCTION: To withhold authority to vote for any Nominee, write that Nominee's name in the space provided below

     ___________________________________________________________________________


(2) To consider and take action upon any other matter which may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

================================================================================

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL OF THE NOMINEES FOR DIRECTOR LISTED AT LEFT UNDER PROPOSAL 1.

Receipt of the Proxy Statement dated April 28, 2000, and the Annual Report of Weatherford for the year ended December 31, 1999, is hereby acknowledged.
________________________________________________________________________________


                                  ______________________________________________


                                  ______________________________________________
                                  Signature of Stockholder(s)

                                  NOTE: Please sign your name exactly as it appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears thereon. If signer is a corporation, execute in full corporate name by authorized officer.


                                  Date: _______________________________, 2000.


   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY USING THE ENCLOSED ENVELOPE.
================================================================================